Exhibit 99.2

PRESS RELEASE

Rambus to Acquire AnalogX, Accelerating Next-Generation Data Center Interface Solutions

•	Extends leadership in PCIe® 5.0 and 32G Multi-protocol SerDes with ultra-low power interface IP

•

Accelerates time to market and enhances the Rambus roadmap for PAM4-based PCIe 6.0 and CXL™ 3.0 solutions for data center, artificial intelligence and machine learning (AI/ML), 5G and High Performance Computing (HPC)

•	Provides critical building blocks for Rambus CXL Memory Interconnect Initiative to advance high-bandwidth connectivity

SAN JOSE, Calif. – June 16, 2021 – Rambus Inc. (NASDAQ: RMBS), a provider of industry-leading chips and silicon IP making data faster and safer, today announced it has signed an agreement to acquire AnalogX, the leading provider of low power multi-standard connectivity SerDes IP solutions. This acquisition augments the Rambus family of PCIe 5.0 and 32G Multi-protocol PHYs with SerDes technology specifically built for ultra-low power and very low latency, expanding the addressable applications and available process nodes. AnalogX’s expertise in DSP-based design and PAM4 signaling accelerates the Rambus roadmap for PCIe 6.0 and CXL 3.0 solutions and will provide critical building blocks for the CXL Memory Interconnect Initiative.

“As data centers move to a disaggregated model, high-speed connectivity will be instrumental to unleashing the performance of data-intensive computing platforms,” said Luc Seraphin, president and CEO of Rambus. “The industry-leading PHYs and DSP design expertise from AnalogX will feed our roadmap for data center interconnect chips and expand our reach to new applications across data center, AI/ML and 5G.”

“AnalogX’s product, technology and team are an ideal fit with Rambus,“ said Robert Wang president and CEO of AnalogX. “We’re thrilled to join a company with such a rich history on innovation and look forward to continuing our technical leadership and providing premier integrated solutions for next-generation products.”

The transaction is expected to close in the third calendar quarter of 2021. Although this transaction will not materially impact 2021 results due to the expected timing of close and acquisition accounting, Rambus expects this acquisition to be accretive in 2022.

Follow Rambus:

Company website: rambus.com

Rambus blog: rambus.com/blog

Twitter: @rambusinc

LinkedIn: www.linkedin.com/company/rambus

Facebook:www.facebook.com/RambusInc

About Rambus Inc.

Rambus is a provider of industry-leading chips and silicon IP making data faster and safer. With over 30 years of advanced semiconductor experience, we are a pioneer in high-performance memory subsystems that solve the bottleneck between memory and processing for data-intensive systems. Whether in the cloud, at the edge or in your hand, real-time and immersive applications depend on data throughput and integrity. Rambus products and innovations deliver the increased bandwidth, capacity and security required to meet the world’s data needs and drive ever-greater end-user experiences. For more information, visit rambus.com.

© Rambus Inc.

Source: Rambus Inc.

Press Contact:

Cori Pasinetti

Rambus Corporate Communications

t: (650) 309-6226

cpasinetti@rambus.com

Forward-looking statements

Information set forth in this press release, including statements related to the expected opportunity, terms, timing, completion and effects of the proposed acquisition of AnalogX, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

These statements are based on various assumptions and the current expectations of the management of Rambus and may not be accurate because of risks and uncertainties surrounding these assumptions and expectations. Factors listed below, as well as other factors, may cause actual results to differ significantly from these forward-looking statements. There is no guarantee that any of the events anticipated by these forward-looking statements will occur, or what effect they will have on the operations or financial condition of Rambus. Forward-looking statements included herein are made as of the date hereof, and Rambus undertakes no obligation to publicly update or revise any forward-looking statement unless required by law to do so.

Major risks, uncertainties and assumptions include, but are not limited to: market trends and drivers; unexpected costs and limitations associated with the proposed transaction; challenges to management’s plans, strategies and objectives, including related to the proposed transaction; changes to the expected timing, terms or completion of the proposed transaction; operational and financial results, including the expectation that the acquisition of AnalogX will be accretive to Rambus in 2022; disruptions to or from the proposed transaction or other harm to Rambus’ business; and other factors, such as those described under “Risk Factors” in Rambus’ Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. It is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties.

# # #

© Rambus Inc.